UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2022
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC	(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

Completion of Acquisition Transaction Pursuant to Sale Agreement

On April 29, 2022, EMCORE Corporation (“EMCORE”), Ringo Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of EMCORE (“EMCORE Sub”), and L3Harris Technologies, Inc., a Delaware corporation (the “Seller”) completed the previously announced acquisition by EMCORE Sub of the Seller’s Space and Navigation Business (the “Business”) pursuant to that certain Sale Agreement, dated as of February 14, 2022 (as amended, the “Sale Agreement”), entered into by and among EMCORE, EMCORE Sub and the Seller, as amended by that certain First Amendment to Sale Agreement, dated as of March 1, 2022 by and among EMCORE, EMCORE Sub and the Seller (the “First Amendment”), that certain Second Amendment to Sale Agreement, dated as of March 31, 2022 by and among EMCORE, EMCORE Sub and the Seller (the “Second Amendment”) and that certain Third Amendment to Sale Agreement, dated as of April 29, 2022 by and among EMCORE, EMCORE Sub and the Seller (the “Third Amendment”).

The aggregate consideration for the Business pursuant to the Sale Agreement was approximately $5.0 million, exclusive of transaction costs and expenses and subject to certain post-closing working capital adjustments. Pursuant to the Sale Agreement, EMCORE acquired certain intellectual property, assets, and liabilities of the Business. The Sale Agreement contained customary representations, warranties, and covenants of EMCORE and the Seller.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3, and 2.4 and are incorporated herein by reference. The Sale Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Sale Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Sale Agreement. In particular, the assertions embodied in the representations and warranties in the Sale Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Sale Agreement. Moreover, certain representations and warranties in the Sale Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Sale Agreement as characterizations of the actual state of facts about the parties.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1
Sale Agreement, dated as of February 14, 2022 by and among EMCORE Corporation., Ringo Acquisition Sub, Inc., and L3Harris Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 15, 2022).

2.2	First Amendment to Sale Agreement, dated as of March 1, 2022 by and among EMCORE Corporation., Ringo Acquisition Sub, Inc., and L3Harris Technologies, Inc.
2.3	Second Amendment to Sale Agreement, dated as of March 31, 2022 by and among EMCORE Corporation., Ringo Acquisition Sub, Inc., and L3Harris Technologies, Inc.
2.4	Third Amendment to Sale Agreement, dated as of April 29, 2022 by and among EMCORE Corporation., Ringo Acquisition Sub, Inc., and L3Harris Technologies, Inc.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: April 29, 2022	Title:	Chief Financial Officer